                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement           [_]CONFIDENTIAL, FOR USE OF THE
                                             COMMISSION ONLY (AS PERMITTED BY
                                             RULE 14A-6(E)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                         THE CHARLES SCHWAB CORPORATION
             -----------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

             -----------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(1) or
Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange ActRule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[X] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

             [LOGO OF THE CHARLES SCHWAB CORPORATION APPEARS HERE]

                                                                  March 22, 1996
Dear Stockholder:
  You are cordially invited to attend our Annual Meeting of Stockholders which will be held May 6, 1996 at 2 p.m. in the Grand Ballroom of the ANA Hotel, located at 50 Third Street (between Market and Mission Streets) in San Francisco, California.

  The meeting will provide an opportunity for you to hear a report on 1995 operations, to meet your directors and executive officers, and to participate in the meeting.

  At the meeting you will be asked to elect ten directors to serve until their successors are elected, to increase the authorized number of shares of Common Stock and to approve amendments to the Company's 1992 Stock Incentive Plan.

  You will also be asked to vote upon important proposed amendments to the Company's Certificate of Incorporation, which may have the effect of supporting incumbent directors and management and rendering the accomplishment of certain transactions involving a potential change in control of the Company more difficult. We believe, however, that the resulting continuity will enhance the experience and expertise of your directors and will facilitate long term planning, strategy and policy. We also believe adoption of these amendments will enhance the ability of the Board to effectively negotiate on behalf of the stockholders on issues of corporate control.

  The matters expected to be acted upon are more fully described in the Proxy Statement which follows.

  To ensure that your shares are represented at the meeting, please complete, sign and date the enclosed proxy and return it promptly in the envelope provided. You may revoke your proxy at any time before it is voted.

  We look forward to seeing you at the meeting.

                                   Sincerely,

/s/ Charles R. Schwab   /s/ Lawrence J. Stupski       /s/ David S. Pottruck
  CHARLES R. SCHWAB       LAWRENCE J. STUPSKI           DAVID S. POTTRUCK
Chairman of the Board
         and           Vice Chairman of the Board President and Chief Operating
Chief Executive Offi-
         cer                                                 Officer

                         THE CHARLES SCHWAB CORPORATION
                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 6, 1996
                               ----------------

  The Annual Meeting of Stockholders of The Charles Schwab Corporation, a Delaware corporation (the "Company"), will be held on Monday, May 6, 1996 at 2 p.m. in the Grand Ballroom of the ANA Hotel, located at 50 Third Street (between Market and Mission Streets) in San Francisco, California, for the following purposes:

  1. To elect ten directors to serve until their successors are elected.

  2. To increase the authorized number of shares of Common Stock.

  3. To approve an amendment to the 1992 Stock Incentive Plan.

  4. To approve amending the Certificate of Incorporation to (a) classify the Board of Directors into three classes; (b) provide that directors may be removed only for cause and only with the approval of the holders of at least 80% of the voting power of the Company; (c) provide that any vacancy on the Board shall be filled by the remaining directors then in office, even if the remaining directors constitute less than a quorum;
     (d) require that stockholder action be taken only at a duly called annual meeting or special meeting of stockholders and prohibit stockholder action by written consent; (e) provide that advance notice of stockholder nominations for the election of directors and the introduction of business to be considered at a meeting shall be given as set forth in the Bylaws; (f) eliminate cumulative voting; and (g) require the concurrence of the holders of at least 80% of the voting power of the Company to alter, amend or repeal, or to adopt any provision inconsistent with, the foregoing amendments.

  5. To consider and act upon such other business as may properly come before the meeting, and all adjournments and postponements thereof.

  The Board has fixed the close of business on March 8, 1996 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. A complete list of such stockholders of record will be available at 101 Montgomery Street, San Francisco, California, prior to the Annual Meeting.

                                          By Order of the Board of Directors,

                                          /s/ Mary B. Templeton
                                          MARY B. TEMPLETON
                                          Corporate Secretary

   March 22, 1996

--------------------------------------------------------------------------------
TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE COMPLETE
AND PROMPTLY MAIL YOUR PROXY IN THE RETURN POSTAGE PREPAID ENVELOPE PROVIDED. THIS WILL NOT PREVENT YOU FROM REQUESTING A TICKET TO ATTEND THE MEETING AND VOTING IN PERSON, SHOULD YOU SO DESIRE.
--------------------------------------------------------------------------------

                         THE CHARLES SCHWAB CORPORATION
                             101 MONTGOMERY STREET
                        SAN FRANCISCO, CALIFORNIA 94104

                               ----------------

                                PROXY STATEMENT

                               ----------------

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Charles Schwab Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 6, 1996. This Proxy Statement and form of proxy are being mailed to stockholders on or about March 22, 1996.

  Shares represented by a properly executed proxy received by the Company in time to permit its use at the Annual Meeting will be voted as indicated on the proxy. Stockholders may revoke the authority granted by their proxies at any time before the exercise of the powers conferred thereby by notice in writing delivered to the Secretary of the Company; by submitting a subsequently dated proxy; or by attending the Annual Meeting, withdrawing the proxy and voting in person.

  It is proposed that action will be taken at the Annual Meeting to elect ten directors, to increase the authorized number of shares of Common Stock, to approve an amendment to the 1992 Stock Incentive Plan and to approve amending the Company's Certificate of Incorporation to (a) classify the Board of Directors into three classes; (b) provide that directors may be removed only for cause and only with the approval of the holders of at least 80% of the voting power of the Company; (c) provide that any vacancy on the Board shall be filled by the remaining directors then in office, even if the remaining directors constitute less than a quorum; (d) require that stockholder action be taken only at a duly called annual meeting or special meeting of stockholders and prohibit stockholder action by written consent; (e) provide that advance notice of stockholder nominations for the election of directors and the introduction of business to be considered at a meeting shall be given as set forth in the Bylaws; (f) eliminate cumulative voting; and (g) require the concurrence of the holders of at least 80% of the voting power of the Company to alter, amend or repeal, or to adopt any provision inconsistent with, the foregoing amendments. The Board of Directors knows of no other business for consideration at the Annual Meeting. If any other matters are properly presented at the Annual Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the proxy to vote, or otherwise to act, in accordance with their judgment on such matters.

     The expense of this proxy solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telegraph or other means by employees of the Company or its subsidiaries without additional compensation. The Company will reimburse brokerage firms and other nominees, custodians and fiduciaries for costs incurred by them in mailing proxy materials to the beneficial owners of shares held of record by such persons.

  The Company became a publicly held company in September, 1987 through an initial public offering of its common stock, $0.01 par value (the "Common Stock"). As used in this Proxy Statement, "Schwab" means

Charles Schwab & Co., Inc. All share and per share figures (including market values) in this Proxy Statement have been adjusted to reflect a two-for-one split of the Common Stock payable on September 1, 1995, effected in the form of a 100 percent stock dividend.

                                     VOTING

    At the close of business on March 8, 1996 there were outstanding and entitled to vote at the Annual Meeting 174,823,199 shares of Common Stock. Each share of Common Stock outstanding on that date entitles the stockholder of record on that date to one vote on each matter to be voted upon at the Annual Meeting, except that voting for the election of directors may be cumulative. A majority of all shares represented in person or by proxy at the Annual Meeting constitutes a quorum for the transaction of business at the meeting. Under applicable Delaware law, abstentions are considered as shares present and entitled to vote and therefore will have the same effect as a vote against a matter presented at the meeting. Brokers (other than Schwab) who hold shares in street name for customers have the authority under applicable New York Stock Exchange rules to vote on the election of directors. Schwab is entitled to vote such shares only in the same proportion as the Company's shares are voted by all record holders. With respect to all other matters presented for a vote, shares as to which brokers do not have discretionary voting authority from their customers or authority under the New York Stock Exchange rules to vote on a particular matter are considered under Delaware law as shares not entitled to vote with respect to such matter, but are counted toward the establishment of a quorum.

  The Company's Certificate of Incorporation currently contains a provision for cumulative voting for the election of directors. A stockholder intending to cumulate votes for the election of directors must notify the Company of such intention prior to the commencement of the voting for directors by so indicating on the proxy or by attending the meeting. If any stockholder has given such notice, every stockholder may cumulate votes for candidates placed in nomination prior to the voting. Cumulative voting rights entitle a stockholder to cast a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that stockholder's shares are entitled without cumulative voting, and all such votes may be cast for a single candidate or may be distributed among any or all of the candidates. The persons named in the proxy will, unless authority to do so is withheld, exercise their discretion with respect to the cumulative voting of shares represented by proxy in order to assure the election of as many of the nominees of the Board of Directors as possible.

     Participants in the Charles Schwab Profit Sharing and Employee Stock Ownership Plan (the "Profit Sharing Plan") are entitled to instruct the purchasing agent of the Profit Sharing Plan how to vote all shares of Common Stock which are allocated to participants' individual accounts under the Employee Stock Ownership Plan ("ESOP") component of the Profit Sharing Plan, as well as participants' proportionate interest in shares of Common Stock held for the benefit of participants under the Profit Sharing and Salary Deferral components of the Profit Sharing Plan ("non-ESOP components"). Participants will receive individual proxies for the voting of such shares. If the purchasing agent does not receive voting instructions from participants with respect to all such shares, the unvoted shares will be voted in the same proportion as the shares for which voting instructions were received by the purchasing agent, unless the purchasing agent is required to exercise its discretion in voting such shares pursuant to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Shares held by the Profit Sharing Plan under the ESOP component that have not yet been allocated to the ESOP accounts of individual participants will be voted by the purchasing agent in the same proportion as the votes cast by all shares voted by Profit Sharing Plan participants, unless the purchasing agent is required to exercise its discretion in voting such shares pursuant to ERISA. A proxy given by any shareholder participating in the Company's Dividend Reinvestment and Stock Purchase Plan will govern the voting of all shares of Common Stock held for such stockholder's account under that Plan.

     As of March 8, 1996, the current directors of the Company, executive officers, and senior officers of the Company and its subsidiaries owned and have the right to vote an aggregate of 46,924,369 shares, which, together with an aggregate of 1,193,869 shares allocated to the ESOP accounts or held for the benefit of such executive and senior officers as participants in the non-ESOP components of the Profit Sharing Plan, represents approximately 28% of the shares entitled to vote at the Annual Meeting. As of March 8, 1996, the Profit Sharing Plan also held an aggregate of 16,287,366 shares that have been allocated to the ESOP accounts or held in the non-ESOP components for the benefit of other Profit Sharing Plan participants, and an aggregate of 1,365,508 unallocated shares that will be voted at the Annual Meeting in the same proportion as the votes cast by all shares voted by Profit Sharing Plan participants, subject to the requirements of ERISA. As a consequence, it is highly likely that the current directors, executive officers, senior officers and the Profit Sharing Plan participants will be able to elect the Board of Directors of the Company and approve the proposals contained herein.

                             ELECTION OF DIRECTORS

  The Board of Directors has nominated and recommends the election of each of the nominees set forth below as a director of the Company. If the proposed amendments to the Certificate of Incorporation concerning classification of the Board are adopted, three directors will be elected for a term expiring at the Annual Meeting in 1997, three directors will be elected for a term expiring at the Annual Meeting in 1998 and four directors will be elected for a term expiring at the Annual Meeting in 1999 (or, in all cases, until their respective successors are elected and qualified). If those amendments are not adopted, all ten directors will be elected for a term expiring at the Annual Meeting in 1997 (or until their respective successors are elected and qualified). Unless otherwise indicated on any proxy, the persons named on the enclosed proxy intend to vote the shares it represents for all of the nominees whose biographical sketches appear below for either the following terms if the amendments to the Articles of Incorporation are adopted: David S. Pottruck, Nancy H. Bechtle and C. Preston Butcher for a term expiring at the Annual Meeting in 1997; Lawrence J. Stupski, Donald G. Fisher and Anthony M. Frank for a term expiring at the Annual Meeting in 1998; Charles R. Schwab, James R. Harvey, Stephen T. McLin and Roger O. Walther for a term expiring at the Annual Meeting in 1999; or for a term expiring for all nominees at the Annual Meeting in 1997 if the amendments to the Articles of Incorporation are not adopted. The persons named in the proxy intend, unless authorization to do so is withheld, to vote for the election of the nominees named below. The ten nominees receiving the greatest number of votes will be elected directors of the Company for the terms discussed above. Should any nominee become unavailable to serve as a director, the proxies will be voted for such other person as the Board of Directors may designate, or the number of authorized directors may be reduced.

  The information below is provided with respect to each nominee for election as a director of the Company, each of whom is currently serving as a director. There are no family relationships among any directors or executive officers of the Company.

  Charles R. Schwab, age 58, was a founder of Schwab in 1971, and has been its Chairman since 1978. He has been the Chairman, Chief Executive Officer and a director of the Company since its incorporation in November 1986. Since February 1989, he has been a member of the Customer Quality Assurance Committee of the Board of Directors. Mr. Schwab currently serves as a director of The Gap, Inc., Transamerica Corporation, and AirTouch Communications, and as a trustee of The Charles Schwab Family of Funds, Schwab Investments, Schwab Capital Trust and Schwab Annuity Portfolios, all registered investment companies.

  Lawrence J. Stupski, age 50, has been the Vice Chairman of the Company since July 1992, and a director of the Company since its incorporation in November 1986. He also has served as Chief Operating Officer of the Company (November 1986 to March 1994) and President of the Company (November 1986 to July 1992). Mr. Stupski has been a director of Schwab since 1981 and in the last five years also has served as Chief Operating Officer (1981 to July 1992), Chief Executive Officer (July 1988 to July 1992), and Vice Chairman (July 1992 to August 1994) of Schwab.

  David S. Pottruck, age 47, became the Chief Operating Officer and a director of the Company in March 1994 and has been President of the Company and Chief Executive Officer of Schwab since July 1992. In the last five years Mr. Pottruck has served as an Executive Vice President of the Company (March 1987 to July 1992) and has been President and a director of Schwab (since July
1988).

  Nancy H. Bechtle, age 58, has been a director of the Company and has served as a member of the Audit and Customer Quality Assurance Committees since September 1992 and the Compensation Committee since January 1996. Ms. Bechtle has been a director and Chief Financial Officer of J.R. Bechtle & Co., an international consulting firm, since 1979. She has been the President and Chief Executive Officer of the San Francisco Symphony since 1987, and has served as a member of the San Francisco Symphony Board of Governors since 1984.

  C. Preston Butcher, age 57, has been a director of the Company since October 1988 and has served as a member of the Audit Committee since February 1989 and as a member of the Compensation Committee since September 1992. He served as a member of the Customer Quality Assurance Committee from May

1992 to September 1992. Mr. Butcher has been the President and Regional Partner of Lincoln Property Company N.C., Inc., a real estate development and management firm, since 1967, and is a director of BRE Properties, Inc., a real estate investment trust.

     Donald G. Fisher, age 67, has been a director of the Company since January 1988. He has served as a member of the Customer Quality Assurance Committee since February 1989 and as a member of the Audit Committee since September 1992. He previously served as a member of the Audit Committee from March 1988 to May 1992, and as a member of the Compensation Committee from February 1988 to September 1992. Mr. Fisher is the Chairman of the Board of The Gap, Inc., a nationwide specialty retail clothing chain. Mr. Fisher was also Chief Executive Officer of The Gap, Inc. and a director from 1969 to November 1995. Mr. Fisher also is currently a director of AirTouch Communications.

  Anthony M. Frank, age 64, has been a director of the Company and has served as a member of the Audit and Customer Quality Assurance Committees since December 1993. He is the current chairman of the Customer Quality Assurance Committee. He also served as a director of the Company from April 1987 until February 1988 and from March 1992 until April 1993. Mr. Frank is Chairman of the Board of Acrogen, Inc., a biotechnology firm. From March 1988 until March l992, Mr. Frank served as Postmaster General of the United States. From April 1993 until November 1993, Mr. Frank was Chairman of the Board and President of Independent Bancorp of Arizona, Inc., a registered bank holding company. Mr. Frank also is currently a director of Bedford Property Investors; Living Centers of America Temple-Inland, Inc.; General American Investors, a closed-ended investment company; and Irvine Apartment Communities and Crescent Real Estate Equities, both real estate investment trusts.

  James R. Harvey, age 61, has been a director of the Company and has served as a member of the Audit Committee since February 1989 and as a member of the Customer Quality Assurance Committee since September 1992. He served as a member of the Compensation Committee from February 1989 to September 1992 and since January 1996. Mr. Harvey served as Chairman of Transamerica Corporation from 1983 to 1996 and as Transamerica's Chief Executive Officer from 1981 until 1991. Transamerica Corporation provides selected financial services to individuals and organizations. Mr. Harvey has been a director of Transamerica Corporation since 1975, and also serves as a director of McKesson Corporation and AirTouch Communications.

  Stephen T. McLin, age 49, has been a director of the Company and has served as a member of the Audit Committee since July 1988 and as a member of the Compensation Committee since February 1989. Mr. McLin is the current chairman of the Audit Committee. Since January 1987, Mr. McLin has been the President and Chief Executive Officer of America First Financial Corporation, a finance and investment banking firm. Mr. McLin is also Chairman of the Board of EurekaBank, a federal savings bank.

  Roger O. Walther, age 60, has been a director of the Company and a member of the Customer Quality Assurance Committee since April 1989 and has served as a member of the Compensation Committee since May 1989. He is the current chairman of the Compensation Committee. Since May 1992, Mr. Walther has been the Chairman and Chief Executive Officer of ELS Educational Services, Inc., the largest teacher in the United States of English as a second language. Mr. Walther was President, Chief Executive Officer and a director of AIFS, Inc., which designs and markets educational and cultural programs internationally, from 1964 to February 1993. Since 1985, Mr. Walther has served as Chairman and has been a director of First Republic Bancorp, a bank holding company.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

  The Board of Directors held seven regular meetings and one special meeting during 1995. The Board of Directors has an Audit Committee, a Compensation Committee, and a Customer Quality Assurance Committee. The Board of Directors does not have a nominating committee or any committee serving a similar function.

  The Audit Committee, among other things, confers with the Company's independent accountants and internal auditors regarding the scope of their respective examinations, reviews reports of the Company's independent accountants and internal auditors, and reviews recommendations concerning internal controls. The Audit Committee reports to the Board of Directors with respect to such matters and recommends the selection of independent auditors. The Audit Committee held four meetings during 1995.

  The Compensation Committee reviews and approves the Company's compensation philosophy, all programs that govern annual and long term compensation of executive officers, and material employee benefit plans. In addition, the Compensation Committee has the authority to grant options or make equity grants to members of the Board of Directors and key employees under the Company's stock option plans. The Compensation Committee held eight meetings in 1995.

  The Customer Quality Assurance Committee monitors service quality and customer satisfaction. The Customer Quality Assurance Committee proposes initiatives to research service quality and reviews the results of surveys of Schwab customers. The Customer Quality Assurance Committee held one meeting in 1995.

     Directors who are also officers of the Company or its subsidiaries do not receive any additional compensation for their services as directors. In 1995, non-employee directors received an annual retainer of $20,000, $1,000 for each Board meeting attended, $300 for each Board committee meeting attended either immediately prior to or following a Board meeting, and $1,000 for each Board committee meeting otherwise attended, and are reimbursed for their expenses of attendance at such meetings. In 1995, committee chairmen received an additional annual retainer of $3,000. In addition, the Company's non-employee directors as a group receive annual, automatic grants of options under the 1992 Stock Incentive Plan. Each member of the Board was granted an option to purchase 1,000 shares of Common Stock of the Company pursuant to the Stock Incentive Plan on May 15, 1995 at the fair market value of $36.125 per share. After the September 1, 1995 stock split, this stock option grant was automatically adjusted to 2,000 shares at an exercise price of $18.0625.

                         APPROVAL OF AN INCREASE IN THE
                  NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

SUMMARY

     The Board of Directors of the Company has approved and recommends the approval of an amendment to the Company's Restated Certificate of Incorporation (the "Certificate") to increase the number of authorized shares of Common Stock. Currently, the Company has 209,940,000 authorized shares, consisting of 200,000,000 shares of Common Stock having a par value of $0.01 per share and 9,940,000 shares of preferred stock having a par value of $0.01 per share ("Preferred Stock"). At March 8, 1996, no shares of Preferred Stock were issued and outstanding, 174,823,199 shares of Common Stock were issued and outstanding, 14,677,535 options on Common Stock have been granted and remain outstanding, and 3,896,665 shares of Common Stock were reserved for future grants under incentive plans. Accordingly, only 6,602,601 shares of Common Stock are issuable under the current authorized number of shares of Common Stock. The Company's authorized but unissued Preferred Stock may be issued with such rights, preferences, and limitations as the Board of Directors may determine from time to time.

  The Company has no present plans, understandings, or agreements for the issuance or use of the additional shares of Common Stock. However, the Board of Directors believes it is desirable to enhance the Company's flexibility in connection with possible future actions, such as use in employee benefit plans, stock splits, stock dividends, financings, corporate mergers, acquisitions of property, and other general corporate purposes. Having such authorized capital stock available for issuance in the future will allow additional shares of Common Stock to be issued without the expense and delay of a special meeting of stockholders. Eliminating this delay will better enable the Company to engage in financial transactions and acquisitions which take full advantage of changing market conditions. The Company is not presently engaged in any negotiations concerning the issuance of any shares of the additional authorized Common Stock, and there are no present arrangements, understandings or plans concerning the issuance of such shares.

  The proposed shares of Common Stock for which authorization is sought will be part of the existing class of such stock and will increase the number of shares of Common Stock available for issuance by the Company, but will have no effect upon the terms of the Common Stock or the rights of the holders of Common Stock. If and when issued, the proposed authorized shares of Common Stock would have the same rights and privileges as the shares of Common Stock presently outstanding. Holders of existing Common Stock would not have preemptive rights to purchase any shares of Common Stock.

DESCRIPTION OF THE PROPOSED AMENDMENT

  The proposed amendment to the Certificate provides that the number of authorized shares of Common Stock be increased to 500,000,000, and that the aggregate number of authorized shares be increased from 209,940,000 to 509,940,000.

VOTE REQUIRED FOR ADOPTION OF PROPOSED AMENDMENT

  Under the Delaware General Corporation Law (the "DGCL"), an affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to adopt the amendment to the Certificate to increase the number of authorized shares of Common Stock.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ADOPTION OF THE PROPOSED AMENDMENTS TO THE CERTIFICATE TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

             APPROVAL OF AMENDMENT TO THE 1992 STOCK INCENTIVE PLAN

SUMMARY

  On January 17, 1996, the Board of Directors of the Company adopted a resolution approving an amendment to the Company's 1992 Stock Incentive Plan (the "1992 Plan"), which permits the granting of stock options, restricted common stock or performance shares awards (or a combination thereof) to key employees and directors of the Company. The purpose of the 1992 Plan is to promote the long term success of the Company and the creation of incremental stockholder value by (a) encouraging non-employee directors and key employees to focus on long-range objectives, (b) encouraging the attraction and retention of non-employee directors and key employees with exceptional qualifications, and (c) linking non-employee directors and key employees directly to stockholder interests.

DESCRIPTION OF PROPOSED AMENDMENT TO THE 1992 PLAN

     The proposed amendment to the 1992 Plan provides that each non-employee director shall receive an annual, automatic option grant covering 2,500 shares of Common Stock. If, however, the exercise price, determined as of the grant date, is $35 or more, the automatic option grant will cover 1,500 shares of Common Stock. Exhibit A sets forth the full text of the proposed amendment to the 1992 Plan.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ADOPTION OF THE PROPOSED AMENDMENT TO THE 1992 PLAN.

              APPROVAL OF AMENDMENTS TO THE COMPANY'S CERTIFICATE
                                OF INCORPORATION

SUMMARY

  The Company's Board of Directors has unanimously determined that amending the Certificate in the manner described below is advisable and recommends that the Company's stockholders adopt the amendments. Stockholders are urged to read carefully the materials that follow as they involve matters of particular importance.

  The proposed amendments to the Certificate would (a) classify the Board of Directors into three classes, as nearly equal in number as possible, each of which, after an interim realignment period, will serve for three years, with one class being elected each year; (b) provide that directors may be removed only for cause and only with the approval of the holders of at least 80% of the voting power of the Company entitled to vote generally in the election of directors; (c) provide that any vacancy on the Board shall be filled by the remaining directors then in office, even if the remaining directors constitute less than a quorum; (d) require that stockholder action be taken at a duly called annual meeting or special meeting of stockholders and prohibit stockholder action by written consent; (e) provide that advance notice of stockholder nominations for the election of directors and the introduction of business to be considered at a meeting shall be given as set forth in the Bylaws; (f) eliminate cumulative voting; and (g) require the concurrence of the holders of at least 80% of the voting power of the Company entitled to vote generally in the election of directors to alter, amend or repeal, or to adopt any provision inconsistent with, the foregoing amendments. The Board also has unanimously approved certain amendments to the Company's Bylaws to implement, and conform the Bylaws to, the above amendments to the Certificate (the "Conforming Bylaw Amendments"). If the proposed amendments to the Certificate are approved, the Conforming Bylaw Amendments will become effective at the same time as the proposed amendments to the Certificate and are described below in "Description of the Proposed Amendments". In addition, the Board has unanimously approved other related amendments to the Bylaws (the "Other Related Bylaw Amendments"), described in "Other Related Bylaw Amendments", which will become effective on May 6, 1996, regardless of whether the proposed amendments to the Certificate are approved.

  As more fully discussed below, the Board of Directors believes these proposed amendments, taken together, would, if adopted, help assure the continuity and stability of the Company's business and affairs by making it more difficult and time-consuming to change majority control of the Board of Directors. In addition, the Board of Directors believes that these amendments would assist in providing the Board with sufficient time to review any unsolicited proposal for an extraordinary corporate transaction (such as a merger or liquidation) and to consider appropriate alternatives. These amendments, if adopted by the stockholders, will not impede a takeover or other transaction that is approved by the directors of the Company. They will, however, have the overall effect of making it more difficult and time-consuming to acquire and exercise control of the Company and to remove incumbent directors, and to benefit from certain transactions which are opposed by the incumbent Board.

  THE PROPOSALS ARE NOT BEING RECOMMENDED IN RESPONSE TO ANY SPECIFIC EFFORT OF WHICH THE COMPANY IS AWARE TO OBTAIN CONTROL OF THE COMPANY, BUT RATHER ARE BEING RECOMMENDED IN ORDER TO ASSURE FAIR TREATMENT OF THE COMPANY'S STOCKHOLDERS. IN ADDITION, WHILE THE COMPANY MAY FROM TIME TO TIME CONSIDER PROPOSALS WHICH MAY BE CONSIDERED TO HAVE ANTI-TAKEOVER IMPLICATIONS, IT IS NOT CURRENTLY CONSIDERING THE ADOPTION OF OTHER SUCH AMENDMENTS.

     Stockholders are urged to read carefully the following sections of this Proxy Statement, which describe these amendments and their purposes and effects, and Exhibits B, C and D hereto, which set forth the full text of the proposed amendments to the Certificate, the Conforming Bylaw Amendments and the Other Related Bylaw Amendments, respectively, before voting on these proposed amendments to the Certificate.

The description herein of these amendments is qualified in its entirety by the complete text of such amendments attached hereto as Exhibits B, C and D.

                     DESCRIPTION OF THE PROPOSED AMENDMENTS

  Classification of the Board of Directors. Directors are currently elected to the Company's Board of Directors annually for a term of one year. Paragraph A of proposed Article SIXTH of the Certificate and the proposed Section 3.02 of the Bylaws provide that the Board shall be divided into three classes of directors, each class to be as nearly equal in number of directors as possible. If the proposed amendments are adopted, the Company's directors will be divided into three classes and three directors will be elected for a term expiring at the 1997 Annual Meeting of Stockholders, three directors will be elected for a term expiring at the 1998 Annual Meeting of Stockholders and the remaining four directors will be elected for a term expiring at the 1999 Annual Meeting of Stockholders (or, in each case, until their respective successors are duly elected and qualified). Starting with the 1997 Annual Meeting of Stockholders, one class of directors will be elected each year for a three-year term. If the proposed amendments are not adopted, all ten directors will be elected for a term expiring at the 1997 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

  The classification of directors will have the effect of making it more difficult to change the composition of the Board of Directors. At least two stockholder meetings, instead of one, will be required to effect a change in a majority of the Board. Although there has been no problem in the past with the continuity or stability of the Board, the Board believes that the longer time required to elect a majority of a classified Board will help to assure the continuity and stability of the Company's directors and policies in the future, since a majority of the directors at any given time will have prior experience as directors of the Company. The classified board provision would also help ensure that the Board, if confronted with an unsolicited proposal for an extraordinary corporate transaction from a third party, will have sufficient time to review the proposal and alternatives. It should also be noted that the classification provision will apply to every election of directors, regardless of whether a change in the Board might arguably be beneficial to the Company and its stockholders and whether or not a majority of the Company's stockholders believes that such a change would be desirable.

  Removal of Directors; Filling Vacancies on the Board of Directors. Proposed Paragraph D of Article SIXTH of the Certificate and Section 3.05 of the Bylaws if adopted would provide that a director may be removed from office at any time but only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of the shares entitled to vote generally in the election of directors. Currently, a director may be removed with or without cause by the affirmative vote of a majority of the voting power of the shares entitled to be voted for the election of directors.

  Section 3.06 of the Bylaws now provides that a vacancy on the Board, including as a result of newly created directorships, may be filled by a vote of the majority of the remaining directors, although less than a quorum, and that the stockholders may elect a director at any time to fill any vacancy not filled by the directors. In addition, the Bylaws currently provide that if, after the filling of any vacancy by the directors, the directors then in office who have been elected by the stockholders constitute less than a majority of the directors, any holder of an aggregate of 5% or more of the total number of shares then entitled to vote at an election of directors may call a special election of stockholders to elect the entire Board. The proposed Paragraph C of Article SIXTH to the Certificate and the proposed Section 3.06 of the Bylaws retain the provisions that a vacancy, including one resulting from newly created directorships on the Board, may be filled by the remaining directors, but does not permit stockholders to fill vacancies. In addition, the amendment provides that any new director elected to fill a vacancy on the Board will serve for the remainder of the full term of the class in which the vacancy occurred. It also provides that no decrease in the number of directors shall shorten the term of any incumbent.

  The provisions of the proposed amendments relating to the removal of directors and the filling of vacancies on the Board will preclude a third party from removing incumbent directors without cause and simultaneously gaining control of the Board by filling the vacancies with its own nominees. Moreover, the provision that newly created directorships are to be filled by the Board would prevent a third party seeking majority representation on the Board of Directors from obtaining such representation simply by enlarging the Board and filling the new directorships created thereby with its own nominees.

  Notice of Stockholder Business and Nominations. Proposed Paragraph B of Article SIXTH of the Certificate provides that nominations for the election of directors and proposals of business to be considered at a meeting of stockholders must be made as provided in the Bylaws. The amendment to Section
2.06 of the Bylaws, which will become effective on May 6, 1996, provides that advance notice of stockholder nominations for the election of directors and the introduction of business to be considered at a meeting shall be given and that certain information be provided with respect to such stockholder nominees and proposals. See "Other Related Bylaw Amendments--Notice of Stockholder Business and Nominations."

  The advance notice requirement, by regulating stockholder nominations and the introduction of business at any meeting of stockholders, affords the Board of Directors the opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board, inform stockholders about the merits of such proposals and qualifications. Although this Section does not give the Board of Directors any power to approve or disapprove of stockholder nominations for election of directors, it may have the effect of precluding a contest for the election of directors if the procedures established by it are not followed and may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors, without regard to whether this might be harmful or beneficial to the Company and its stockholders.

  Certain Stockholder Actions. Pursuant to the DGCL, unless otherwise provided in a corporation's Certificate of Incorporation, any action required or permitted to be taken by stockholders of the corporation may be taken without a meeting and without a stockholder vote if a written consent setting forth the action to be taken is signed by the holders of shares of outstanding stock having the requisite number of votes that would be necessary to authorize such action at a meeting of stockholders. The Company's Certificate currently does not include an alternate provision; therefore, if the requirements of the DGCL are fulfilled, the Company's stockholders may act by written consent. Proposed Article ELEVENTH of the Certificate and the related Section 2.10 of the Bylaws would require that stockholder action be taken at a duly called annual or special meeting of stockholders and would prohibit stockholder action by written consent. Stockholders would not be permitted to call a special meeting of stockholders or to require that the Board call a special meeting.

  The provisions prohibiting stockholder action by written consent would give all the stockholders of the Company the opportunity to participate in determining any proposed action and would prevent the holders of a simple majority of the voting power of the Company from using the written consent procedure to take stockholder action without a meeting. The ability of holders of a simple majority of the voting stock of the Company to take action without the opportunity for discussion at a meeting decreases the ability of minority stockholders to have their views considered. Moreover, a stockholder could not force stockholder consideration of a proposal over the opposition of the Board of Directors by calling a special meeting of stockholders prior to such time as the Board believes such consideration to be appropriate. If adopted, the proposed amendment would tend to support incumbent directors and management and make it more difficult for stockholders to effect certain actions even if such actions are desired by the holders of a majority of the outstanding shares.

  Elimination of Cumulative Voting. Proposed Article NINTH of the Certificate would eliminate cumulative voting. Cumulative voting entitles each stockholder to cast a number of votes that is equal to the number of voting shares held by such stockholder multiplied by the total number of directors to be elected, and to cast all such votes for one nominee or distribute such votes among up to as many candidates as there are positions to be filled. Without cumulative voting, a stockholder or group of stockholders must hold a majority of the voting shares to cause the election of one or more nominees. Cumulative voting may enable a minority stockholder or group of stockholders to elect at least one representative to the Board. If the amendment is adopted, in all future elections of the Board of Directors, commencing with the Annual Meeting to be held in 1997, the holders of a majority of the shares actually voted (assuming that a quorum is present) will be guaranteed the right to elect all of the directors being elected at that time.

  The Board of Directors believes that each director elected to the Board should represent the interests of all stockholders. The elimination of cumulative voting should help ensure that each director acts in the best interests of all stockholders, because stockholders holding a majority of the voting shares will have the power to elect every director to be elected at any annual meeting.

  The elimination of cumulative voting will, however, make it more difficult for a minority stockholder or group of stockholders to elect a representative to the Board of Directors. It may also under certain circumstances discourage or render more difficult a merger, tender offer or proxy contest; discourage the acquisition of large blocks of the Company's shares by persons who would not make such acquisition without assurance of the ability to place a representative on the Board of Directors; deter or delay the assumption of control by a holder of a large block of the Company's shares; or render more difficult the replacement of incumbent directors and management.

  Increased Stockholder Vote for Alteration, Amendment or Repeal of Proposed Amendments. Under the DGCL, amendments to a certificate of incorporation require the approval of the holders of a majority of the outstanding stock entitled to vote on the amendment and of a majority of the outstanding stock of each class entitled to vote on the amendment as a class. The DGCL also permits provisions in a certificate of incorporation which require a greater vote than the vote otherwise required by law for any corporate action. With respect to a provision of a certificate of incorporation requiring a vote greater than a majority vote, the DGCL requires that any alteration, amendment or repeal thereof be approved by an equally large stockholder vote. If this amendment is approved by the stockholders, alteration, amendment or repeal of, or the adoption of any provision inconsistent with, the proposed amendments to the Certificate discussed above would require the concurrence of the holders of at least 80% of the voting power of the Company entitled to vote generally in the election of directors. In addition, under proposed Article FIFTH of the Certificate none of the Bylaw amendments related to the proposed amendments to the Certificate may be altered, amended or repealed, nor may any provision inconsistent therewith be adopted, without the concurrence of the holders of at least 80% of the voting power of the Company.

     Stockholders should consider that obtaining a greater than majority vote can be difficult. The percentages of outstanding shares of Common Stock entitled to vote represented by directors, executive officers and senior officers and their ESOP and Profit Sharing Plan holdings as of March 8, 1996 and at the last three annual meetings of stockholders of the Company were 28%, 30%, 31% and 33%, respectively.

  The requirement of an increased stockholder vote is designed to prevent a stockholder with a majority of the voting power of the Company from avoiding the requirements of the proposed amendments by simply repealing them.

OTHER RELATED BYLAW AMENDMENTS

  The following amendments to the Company's Bylaws have been unanimously approved by the Board and will become effective on May 6, 1996.

  Elimination of the Ability of Stockholders to Call a Special Meeting. The Bylaws currently provide that special meetings can be called by stockholders who hold at least 25% of the voting power of the outstanding capital stock of the Company entitled to vote generally in the election of directors. The amendment to Section 2.02 of the Bylaws will eliminate this provision and thus will provide for the orderly conduct of all Company affairs at the annual meeting of stockholders or a special meeting called by the Board, the Chairman or a duly designated committee of the Board. Accordingly, a stockholder could not force stockholder consideration of a proposal over the opposition of the Board by calling a special meeting of stockholders prior to such time that the Board believed such consideration to be appropriate. As a result, the Board will have the opportunity to adequately inform other stockholders of the matters to be considered.

  Postponement and Adjournment of Stockholder Meetings. The Board is not expressly given the power to postpone a meeting or to cancel a special meeting nor is the chairman of the meeting given the power to adjourn under the current Bylaws. Sections 2.04 and 2.05 of the Bylaws, as amended, will give the Board and the chairman of a meeting, respectively, such power.

  Stockholder Voting. As amended, Section 2.07(c) of the Bylaws provides that stockholder voting at meetings will be by ballot and that the chairman of the meeting will fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote. The reason for these provisions is to ensure orderly meetings.

  Meetings of the Board of Directors. Section 3.10 of the Bylaws, as amended, will provide for notice for special meetings of directors by overnight mail or by facsimile transmission. Adding such forms of notice would increase the flexibility of the Company in responding to new developments. In addition,
Section 3.18 as amended will provide that only the Chairman or President of the Company could call a special board meeting.

     Notice of Stockholder Business and Nominations. Section 2.06 of the Bylaws, as amended, will provide that nominations for the election of directors and the proposal of business to be considered by stockholders may be made (a) pursuant to the Company's notice of meeting, (b) by or at the direction of the Board or
(c) by any stockholder of the Company who was a stockholder of record at the time of giving of notice, who is entitled to vote at the meeting and who complies with the notice procedures set forth below. Under the proposed amendments, a stockholder's notice, to be timely, generally must be delivered not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting. The amendment also provides that, if the Company calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any stockholder may nominate a person for election if the stockholder's notice is delivered to the Company not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of (a) the 60th day prior to such special meeting, or (b) the 10th day following the day on which public announcement is first made of the date of the special meeting. The amendment also provides that such stockholder's notice must set forth certain information concerning such stockholder and his nominees, including such information as would be required to be included in a proxy statement soliciting proxies for the election of the nominees of such stockholder. As to any other business that the stockholder proposes to bring before the meeting, the stockholder must provide a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made.

  The advance notice requirement, by regulating stockholder nominations and the introduction of business at any meeting of stockholders, affords the Board of Directors the opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board, inform stockholders about the merits of such proposals and qualifications. Although this Section does not give the Board of Directors any power to approve or disapprove of stockholder nominations for election of directors, it may have the effect of precluding a contest for the election of directors if the procedures established by it are not followed and may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors, without regard to whether this might be harmful or beneficial to the Company and its stockholders.

PURPOSE AND POSSIBLE EFFECTS OF THE PROPOSED AMENDMENTS

  The purpose of the proposed amendments to the Certificate is to help assure the continuity and stability of the Company's business strategies and policies and to reduce the vulnerability of the Company to an unsolicited proposal for the takeover of the Company or for the restructuring or sale of all or part of the Company.

  The Board of Directors of the Company believes that the imminent threat of removal of the Company's Board and management in the face of an unsolicited proposal regarding an extraordinary corporate transaction would severely curtail the Company's ability to negotiate effectively with such persons on behalf of all other stockholders. Management and the Board would be deprived of the time and information necessary to evaluate the unsolicited proposal and to study alternatives and ensure that the best price is obtained in any transaction involving the Company which may ultimately be undertaken. The amendments are designed to make it more time-consuming to change majority control of the Board and thus reduce the Company's vulnerability.

  Takeovers or changes in management of the Company which are proposed and effected without prior consultation and negotiation with the Company's management are not necessarily detrimental to the Company and its stockholders. The proposed amendments will make more difficult or discourage a proxy contest or the assumption of control by a holder of a substantial block of the Company's stock or the removal of the incumbent Board and could thus increase the likelihood that incumbent directors will retain their positions. The amendments, if they are adopted, could also have the effect of discouraging such actions, even though stockholders might feel that such an attempt might be beneficial to them or the Company. In addition, since the amendments may discourage tender offers, open market purchases in anticipation of tender offers, and other investment and speculative market activity that may have the effect of increasing the market price of or price volatility in the Company's stock, stockholders could be deprived of certain opportunities to sell their shares at a temporarily higher price.

  The Board, however, feels that the benefits of seeking to protect its ability to negotiate with the proponent of an unfriendly or unsolicited proposal to takeover or restructure the Company outweigh the disadvantages of discouraging such proposals. The proposed amendments are intended to encourage persons seeking to acquire control of the Company to initiate such an acquisition through arm's-length negotiations with the Company's management and Board of Directors who would then be in a position to negotiate a transaction which is fair to all stockholders.

RELATIONSHIP WITH CERTAIN PRESENT PROVISIONS

  If adopted the proposed amendments may have the effect of tending to make it more difficult for stockholders to take certain actions without support of the Board of Directors even though holders of a majority of the Company's shares may be in favor of such action. These factors should be considered together with certain other features of the Company's Certificate, Bylaws and the DGCL which also may have anti-takeover effects.

     Preferred Stock. The Certificate authorizes the issuance of up to 9,940,000 shares of Preferred Stock of the Company by action of the Board of Directors without further action by the stockholders. Thus, the Board of Directors could authorize the issuance of shares of the Preferred Stock with special voting and other rights which could deter, or hinder the completion of, any proposed tender offer, merger or other attempt to gain control of the Company which is not approved by the Board of Directors, to the extent permissible under applicable law. Issuance of such Preferred Stock could make removal of incumbent management more difficult, even if such removal were viewed as in the best interests of stockholders of the Company, for example, in circumstances in which a block of newly issued preferred shares were to be placed with a stockholder supporting present management or who enters into a voting agreement with respect to the preferred shares. In addition, the Board of Directors could authorize the adoption of a rights plan and the issuance of rights thereunder which, as part of their terms, could include provisions that would cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board of Directors. The Company has no present plans to adopt such a plan and has no commitments, agreements or plans with respect to such issuances of any shares of Preferred Stock.

  Fair Price Provision. Article TENTH of the Certificate (the "Fair Price Provision") requires the approval by the holders of 80% of the voting stock of the Company as a condition for mergers and certain other business combinations involving the Company and any holder of more than 15% of such voting stock (an "interested stockholder," for purposes of the Fair Price Provision). Such approval is not required if (a) the transaction is either approved by a majority of the members of the Board who are unaffiliated with the "interested stockholder" and who were directors before the "interested stockholder" became an "interested stockholder" (or any successors thereof nominated by a majority of such other directors at such time) or (b) certain minimum price and procedural requirements are met. The Fair Price Provision may make it more difficult to accomplish certain transactions which are opposed by the incumbent Board and which may be beneficial to stockholders.

     Transactions with an Interested Stockholder. Section 203 of the DGCL regulates certain transactions, including mergers, other business combinations and similar transactions between the Company and an "interested stockholder" ("owners" of 15% or more of the Company's outstanding voting stock, for purposes of this provision of the DGCL) and may have the effect of discouraging a non-negotiated bid or proposal to acquire the Company. While not preventing acquisition of control of the Company by third parties, Section 203 may inhibit the ability to exercise such control and delay or make such transactions more difficult except when such acquisition of control is approved in advance by the board of directors (provided that the restrictions of Section 203 do not apply if the "interested stockholder" will own at least 85% of a corporation's outstanding voting stock, excluding certain shares, upon consummation of the transaction that results in such person becoming an "interested stockholder").
Section 203 is designed to permit an acquirer to make a fairly-priced tender offer for all of a corporation's shares, since an offeror who can obtain an ownership level of 85% of the corporation's voting stock in the same transaction that takes it over 15% is not restricted by the statute. However, as of December 31, 1995, the Profit Sharing Plan held approximately 10% of the outstanding Common Stock so that it may be more difficult for an acquirer to reach 85%.

VOTE REQUIRED FOR ADOPTION OF PROPOSED AMENDMENTS

  Under the DGCL, the affirmative vote of the holders of a majority of the shares of stock of the Company entitled to notice of and to vote at the Annual Meeting is required to adopt the proposed amendments to the Certificate. Each of the Bylaw amendments have been approved by the Board and none require shareholder approval. The Conforming Bylaw Amendments will become effective only upon the effectiveness of the amendments to the Certificate. The Other Related Bylaw Amendments will become effective on May 6, 1996 regardless of whether the amendments to the Certificate are approved.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ADOPTION OF THE PROPOSED AMENDMENTS TO THE CERTIFICATE.

                             PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 8, 1996 by each person who is known to the Company to own beneficially more than 5% of the Common Stock, each executive officer named in the Summary Compensation Table, each of the Company's directors and each nominee for election as a director, and all directors and executive officers of the Company as a group.

                                                  NUMBER OF SHARES  PERCENT OF
                                                  OF BENEFICIALLY  OUTSTANDING
NAME OF BENEFICIAL OWNER (1)                         OWNED (2)     COMMON STOCK
----------------------------                      ---------------- ------------
Charles R. Schwab (3)(4)(5).....................     37,965,666        21.7%
Charles R. Schwab Profit Sharing and Employee
 Stock Ownership Plan (6)(7)....................     17,652,874        10.1%
 +Luis E. Valencia..............................
 +Evelyn S. Dilsaver............................
 +A. John Gambs.................................
 +Thomas N. Lawrie..............................
 +Thomas W. Matchett, Jr........................
 +Wayne W. Fieldsa..............................
 +Susanne D. Lyons..............................
 +Walter W. Bettinger...........................
Lawrence J. Stupski (3)(4)......................      4,749,362         2.7%
David S. Pottruck (3)(4)(8).....................      2,958,312         1.7%
Nancy H. Bechtle (3)............................         84,500           *
C. Preston Butcher (3)(9).......................        199,250           *
Donald G. Fisher (3)(10)........................        496,750           *
Anthony M. Frank (3)(11)........................        307,898           *
James R. Harvey (3)(12).........................        131,500           *
Stephen T. McLin (3)(13)........................         45,584           *
Roger O. Walther (3)(14)........................         33,730           *
John P. Coghlan (3)(4)..........................        443,643           *
Tom D. Seip (3)(4)..............................        370,789           *
Luis E. Valencia (3)(4).........................         70,444           *
All executive officers and directors as a group
(18 persons) (15)...............................     66,338,745          38%

----------------------
  *Less than 1%.
  + Members of the Administrative Committee for the Profit Sharing Plan. For information regarding shares beneficially owned by such persons, see Note 7 below.
 (1) All information with respect to beneficial ownership of the shares is based upon filings made by the respective beneficial owners with the Securities and Exchange Commission (the "SEC") or information provided by such beneficial owners to the Company. Except as otherwise indicated in the notes to this table, the address of each beneficial owner of more than 5% of the Common Stock is c/o The Charles Schwab Corporation, 101 Montgomery Street, San Francisco, California 94104.
 (2) The persons named in the table have sole voting and investment power (or voting and investment power shared with a spouse) with respect to all shares of Common Stock shown as beneficially owned by them, subject to the information contained in the notes to this table.
 (3) Shares issuable upon exercise of options to acquire Common Stock that are exercisable within 60 days of March 8, 1996 are treated as beneficially owned as follows: Mr. Schwab 759,375 shares; Mr. Stupski 77,373 shares; Mr. Pottruck 745,500 shares; Ms. Bechtle 77,000 shares; Mr. Butcher 81,500 shares; Mr. Fisher 14,000 shares; Mr. Frank 71,600 shares; Mr. Harvey 14,000 shares; Mr. McLin 31,500 shares; Mr. Walther 14,000 shares; Mr. Coghlan 391,314 shares; Mr. Seip 247,000 shares; and Mr. Valencia 60,000 shares.
 (4) Includes amounts held by the Trustee of the Profit Sharing Plan and allocated to the individual ESOP accounts or held for the benefit of the named executives in the non-ESOP components of the Profit Sharing Plan as follows: Mr. Schwab 243,613 shares; Mr. Stupski 110,515 shares; Mr. Pottruck 163,688 shares; Mr. Seip 60,691 shares; Mr. Coghlan 31,520 shares; and Mr. Valencia 444 shares.
 (5) This amount includes 2,187,398 shares held by nonprofit public benefit corporations, as to which Mr. Schwab and his spouse, as two of three directors, have shared voting and investment power but disclaim beneficial ownership; 4,320,000 shares held by Mr. Schwab and his spouse as trustees of a living trust; 2,672 shares held by Mr. Schwab as custodian for his children; and 5,298 shares held by Mr. Schwab as trustee of various trusts with respect to which he disclaims beneficial ownership. This amount does not include 6,836,964 shares held by Mr. Schwab's brother-in-law, as trustee of various trust accounts for the benefit of Mr. Schwab's spouse and children.
 (6) The Trustee of the Profit Sharing Plan is The Charles Schwab Trust Company, 120 Kearny Street, San Francisco, CA 94104 and the purchasing agent of the Profit Sharing Plan is Bankers Trust Company of California, N.A., 400 S. Hope Street, Los Angeles, CA 90071. The shares held by the Trustee of the Profit Sharing Plan include an aggregate of 16,287,366 shares which, as of March 8, 1996 had been allocated to the accounts of individual ESOP participants or held for the benefit of Profit Sharing Plan participants, including officers of the Company, in the non-ESOP components of the Profit Sharing Plan, and which are voted at the direction of such participants. The purchasing agent has sole voting power with respect to 1,365,508 of the shares held by the Trustee that have not yet been allocated to the accounts of individual ESOP participants. The purchasing agent intends to vote all shares under its control in a specified manner. See "Voting." The 1,365,508 unallocated shares held by the Trustee of the Profit Sharing Plan, and the voting rights attributable to those shares, will be allocated to the accounts of individual ESOP participants in the future.
 (7) Mr. Valencia, Ms. Dilsaver, Mr. Gambs, Mr. Lawrie, Mr. Matchett, Mr. Fieldsa, Ms. Lyons and Mr. Bettinger are officers of the Company or one of its subsidiaries and members of the Profit Sharing Plan Administrative Committee. As such, they have shared investment power with respect to all of the 17,652,874 shares held by the Trustee of the Profit Sharing Plan. Mr. Valencia, Ms. Dilsaver, Mr.

     Gambs, Mr. Lawrie, Mr. Matchett, Mr. Fieldsa, Ms. Lyons and Mr. Bettinger each also have sole voting power with respect to the 444; 6,598; 19,866; 5,229; 3,418; 0; 2,587; and 86 shares, respectively, held by the Trustee of the Profit Sharing Plan and allocated to their individual ESOP accounts or otherwise held for their benefit in the non-ESOP components of the Profit Sharing Plan; the 10,000; 1,810; 0; 27,399; 900; 20,000; 24,900; and 40,201
     shares, respectively, held by each directly; and 60,000; 43,687; 117,750; 18,787; 0; 0; 37,350; and 0 shares, respectively, which each has the right to acquire under options which are exercisable within 60 days of March 8, 1996. As a result, the members of the Administrative Committee are deemed to be the beneficial owners of outstanding Common Stock, as follows: Mr. Valencia 10.1%; Ms. Dilsaver 10.1%: Mr. Gambs 10.2%; Mr. Lawrie 10.1%; Mr. Matchett 10.1%; Mr. Fieldsa 10.1%; Ms. Lyons 10.1%; and Mr. Bettinger 10.1%.
 (8) This amount includes 11,762 shares held by Mr. Pottruck as custodian for his children; 90,000 shares held by Mr. Pottruck as trustee of trusts held for the benefit of his brothers; 38,050 shares held by a nonprofit public benefit corporation as to which Mr. Pottruck, as a director, has voting and investment power; but disclaims beneficial ownership; and a total of 36,734 shares held by Mr. Pottruck's family members, as to which he shares investment power but disclaims beneficial ownership.
 (9) This amount includes 113,250 shares held by Mr. Butcher and his spouse as joint tenants, and 4,500 shares held by Mr. Butcher's spouse as her separate property.
(10) This amount includes 408,500 shares held by Mr. Fisher and his spouse as trustees of a charitable remainder trust.
(11) This amount includes 46,298 shares held by Mr. Frank's daughter, as to which he shares investment power but disclaims beneficial ownership.
(12) This amount includes 117,500 shares held by Mr. Harvey and his spouse as trustees of a family trust.
(13) This amount includes 14,084 shares held under the Company's Dividend Reinvestment and Stock Purchase Plan.
(14) This amount includes 15,824 shares held for a trust account under the Company's Dividend Reinvestment and Stock Purchase Plan and 3,906 shares held by his spouse.
(15) Messrs. Schwab, Stupski, Pottruck, Butcher, Fisher, Frank, Harvey, McLin, Walther, Coghlan, Seip and Valencia and Ms. Bechtle are members of the group and their beneficially owned shares, including the 17,652,874 shares held by the Trustee of the Profit Sharing Plan, are included in the total number of shares shown on this line. The total number of shares shown on this line also includes an aggregate of 506,125 shares that 5 other executive officers of the Company have the right to acquire upon exercise of options granted under the Company's stock option plans. As of March 8, 1996, an aggregate of 16,287,366 shares held by the Trustee of the Profit Sharing Plan had been allocated to the individual ESOP accounts or held for the benefit of the executive officers as a group in the non-ESOP components of the Profit Sharing Plan.

                             EXECUTIVE COMPENSATION

  The following table shows specific compensation information for the Company's Chief Executive Officer and the next four most highly compensated executive officers in 1995 for fiscal years ending December 31, 1995, 1994, and 1993.

                           SUMMARY COMPENSATION TABLE

                                                   LONG-TERM COMPENSATION AWARDS
                                                 ---------------------------------
                             ANNUAL COMPENSATION   AWARDS     AWARDS     PAYOUTS
                             ------------------- ---------- ---------- -----------
                                                            SECURITIES
                                                 RESTRICTED UNDERLYING              ALL OTHER
NAME AND PRINCIPAL            SALARY    BONUS      STOCK     OPTIONS      LTIP     COMPENSATION
POSITION                YEAR  ($)(1)    ($)(2)     ($)(3)   (#)(3)(4)  PAYOUTS (5)    ($)(6)
------------------      ---- -------- ---------- ---------- ---------- ----------- ------------
Charles R. Schwab,      1995 $800,004 $8,606,225         0   500,000            0    $24,699
 Chairman and Chief
  Executive Officer     1994 $772,506 $2,500,225         0         0            0    $18,890
                        1993 $690,012 $2,500,225         0         0            0    $23,861
David S. Pottruck,      1995 $695,004 $5,898,225         0   350,000            0    $24,699
 President and Chief
  Operating Officer     1994 $658,755 $  662,543         0   300,000   $1,578,360    $18,890
                        1993 $550,008 $  846,687         0         0            0    $23,861
Tom D. Seip,            1995 $366,668 $1,046,288  $384,375    75,000            0    $24,699
 Executive Vice
  President             1994 $306,258 $  264,309         0   180,000   $  751,600    $18,890
                        1993 $250,008 $  293,657         0         0            0    $23,861
John P. Coghlan,        1995 $341,667 $  767,750  $384,375    75,000            0    $24,699
 Executive Vice
  President             1994 $259,376 $  229,163         0   150,000   $  601,280    $18,890
                        1993 $240,006 $  267,349         0         0            0    $23,861
Luis E. Valencia,       1995 $295,000 $  762,695  $256,250    60,000            0    $24,699
 Executive Vice
  President and Chief   1994 $228,750 $  182,546         0   240,000            0    $ 2,000
 Administrative Officer 1993      N/A        N/A       N/A       N/A          N/A        N/A

----------------------
(1) Mr. Valencia joined the Company in February of 1994.
(2) Includes, with respect to Mr. Schwab, amounts paid pursuant to his Employment Agreement and Name Assignment with the Company dated March 31, 1987 and March 31, 1995. See "Employment Agreement and Name Assignment."
(3) This column shows the market value of restricted stock awards on date of grant. There were no aggregated restricted stock holdings from prior years for the individuals listed in this table. The year end value of Messrs. Seip, Coghlan and Valencia's shares were $301,875, $301,875 and $201,250, respectively, based on the closing sale price of the Company's Common Stock on December 31, 1995 ($20.125). This per share price does not reflect any additional diminution in value resulting from the restrictions placed on such shares. The holders have voting and dividend rights with respect to the restricted shares. The restricted shares vest on a scheduled basis over the executive officer's career, with 10% of the units vesting two years after the grant date, an additional 10% of the shares vesting three years after the grant date, an additional 15% of the shares vesting four years after the grant date and the remaining 65% of the shares vesting five years after the grant date. Restricted shares may vest more slowly or not at all if certain stock performance criteria are not met. Thus, it is possible that a substantial number of the restricted shares will not vest. However, because certain percentages of the restricted shares would vest upon reaching each of the specified return to shareholders targets (price appreciation plus dividends), all or part of the restricted stock could vest in five years from the date that the restricted shares were awarded.
(4) Stock option awards have been adjusted for the March 1995 three-for-two common stock split and the September 1995 two-for-one common stock split.
(5) The disclosure rules of the Securities and Exchange Commission currently in effect provide for disclosure of compensation relating to long-term incentive plans only when compensation awards are made and when they are paid out. The Long-Term Incentive Plan III ("LTIP"), which was adopted effective as of January 1, 1991, was terminated as of December 31, 1994.
    Mr. Schwab did not participate in or earn any cash bonuses pursuant to LTIP. Each participant's final cash bonus was equal to the value of such participant's units on December 31, 1994 less the value of such units on the date of grant. Units at the inception of LTIP had an initial value of $0. Units awarded after the inception of LTIP were valued as of either June 30 or December 31 of each year during the four year period covered by the LTIP, depending on the date of grant. Participants at the executive officer level were permitted to defer receipt of all or a portion of their LTIP cash bonuses until the earlier of a specified date certain or the date of the participant's termination of employment, provided that deferrals will be paid immediately upon a change of control. The Company recorded compensation expense accruals in the years 1991, 1992, 1993, 1994, and 1995 with respect to anticipated payments to the named executives of $391,560; $652,860; $878,280; $1,008,540 and $0, respectively.
(6) Represents employer contributions to the retirement plans for the years 1993, 1994, and 1995.

                              STOCK OPTION TABLES

  The following table shows information concerning stock options granted to the individuals named in the Summary Compensation Table above during the fiscal year ended December 31, 1995.

                      OPTIONS GRANTED IN LAST FISCAL YEAR


                                                                        POTENTIAL REALIZABLE VALUE AT
                                                                        ASSUMED ANNUAL RATES OF STOCK
                                                                        PRICE APPRECIATION FOR OPTION
                                       INDIVIDUAL GRANTS                           TERM (2)
                         ---------------------------------------------- ------------------------------
                         NUMBER OF
                         SECURITIES   % OF TOTAL    EXERCISE
                         UNDERLYING OPTIONS GRANTED OR BASE
                          OPTIONS   TO EMPLOYEES IN  PRICE   EXPIRATION
NAME                       (#)(1)     FISCAL YEAR    ($/SH)     DATE          5%             10%
----                     ---------- --------------- -------- ---------- -------------- ---------------
(1) Charles R. Schwab...  500,000        19.02%     $25.625   10/17/05  $    8,057,712 $    20,419,825
(2) David S. Pottruck...  350,000        13.32%     $25.625   10/17/05  $    5,640,399 $    14,293,878
(3) Tom D. Seip.........   75,000         2.85%     $25.625   10/17/05  $    1,208,657 $     3,062,974
(4) John P. Coghlan.....   75,000         2.85%     $25.625   10/17/05  $    1,208,657 $     3,062,974
(5) Luis E. Valencia....   60,000         2.28%     $25.625   10/17/05  $      966,925 $     2,450,379

----------------------
(1) Options granted in 1995 were pursuant to the 1992 Stock Incentive Plan. The options are 50% non-statutory stock options and 50% incentive stock options, subject to the limitation of $100,000 maximum face value of incentive stock options that may vest for an individual in any one year. For individuals subject to this limitation (which is all of the above officers), the Company provided the maximum number of incentive stock options that can vest each year and issued the balance in non-statutory stock options, except that Mr. Schwab received all non-statutory options. All options were granted at 100% of the fair market value of the Common Stock on the date of grant. The options expire ten years from the date of grant, unless otherwise earlier terminated in certain events related to termination of employment. The options vest over a period of five years, with the first 10% increment vesting on the first anniversary of the option grant date, an additional 15% increment vesting on the second anniversary of the option grant date and the remaining options vesting pro-rata over the remainder of the five year period. Additional vesting of the right to exercise the options ceases upon termination of the optionee's employment.
(2) The 5% and the 10% assumed rates of appreciation applied to the option exercise price over the ten-year option term are prescribed by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price. If the Company's Common Stock does not appreciate, the named executive officer will receive no benefit from the option.

  The following table shows information concerning the exercise of stock options during 1995 and the value of unexercised stock options held by the individuals named in the Summary Compensation Table above as of December 31, 1995.

              AGGREGATED OPTION EXERCISED IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES


                                                NUMBER OF SECURITIES
                                                     UNDERLYING      VALUE OF UNEXERCISED
                                                UNEXERCISED OPTIONS  IN-THE-MONEY OPTIONS
                                                    AT 12/31/95          AT 12/31/95
                                                -------------------- --------------------
                           SHARES      VALUE
                         ACQUIRED ON  REALIZED      EXERCISABLE/         EXERCISABLE/
NAME                      EXERCISE      (1)        UNEXERCISABLE        UNEXERCISABLE
----                     ----------- ---------- -------------------- --------------------
(1) Charles R. Schwab...        --           --       759,375            $11,970,703
                                                      753,125            $ 3,990,234
(2) David S. Pottruck...   337,500   $5,401,562       745,500            $11,559,063
                                                      858,500            $ 6,279,687
(3) John P. Coghlan.....     6,750   $  159,969       391,314            $ 6,408,224
                                                      288,750            $ 2,501,406
(4) Tom D. Seip.........    50,000   $  631,944       240,250            $ 3,612,462
                                                      329,250            $ 2,940,906
(5) Luis E. Valencia....        --           --        24,000            $   239,000
                                                      276,000            $ 2,151,000

----------------------
(1) The amount in this column reflects the difference between the average of the high and low market prices on the date of exercise and the option exercise price and may not represent amounts actually realized by the named individual.
(2) The value of unexercised options is calculated by multiplying the number of options outstanding by the difference between the option exercise price and the December 31, 1995 closing price of $20.125 per share of the Company's common stock as reported on the New York Stock Exchange Composite Transactions Index, and may not represent amounts actually realized by the named individual.

                      BOARD COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

  During 1995 the Compensation Committee (the "Committee") of the Company's Board of Directors was comprised of three directors who are not employees of the Company or of any of its subsidiaries. The Committee has overall responsibility for the Company's executive compensation policies and practices. Each member is a "disinterested director" within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee determines the Chairman's compensation and, upon recommendation of the Chairman and the President, reviews and approves all executive officers' compensation, including salary, payments under the annual executive bonus plans, awards under long term cash incentive plans and awards under stock option and stock incentive plans. The Committee has provided the following report on the Chairman's compensation, the compensation policies of the Company as they apply to its executive officers and the relationship of Company performance to executive compensation.

COMPENSATION POLICIES

  The Company's compensation policies are designed to address a number of objectives, including rewarding financial performance and motivating executive officers to achieve significant returns for stockholders. The Company's policies rely on two principles. First, a significant portion of executive officers' total compensation should be in the form of stock and stock-based incentives. Second, a large portion of their cash compensation should be at risk and vary, depending upon meeting stated financial objectives.

  When establishing salaries, bonus levels and stock-based awards for executive officers, the Committee considers the individual's role, responsibilities and performance during the past year, and the amount of compensation paid to executive officers in similar positions of comparable companies, based on periodic reviews of competitive data obtained from independent consultants. The Committee reviews companies of similar size, rates of growth and financial returns to the Company, including, but not limited to, some of the companies included in the Dow Jones Securities Brokerage Group Index. Companies outside the financial services industry are selected for inclusion in the review based upon the extent to which they satisfy a list of selection criteria, which includes size, growth rates, similar financial performance, leadership status in their industry, and reputation for innovation, not all of which will be satisfied in any particular case. The Committee believes it is necessary to include in its review companies other than those included in the Dow Jones Securities Brokerage Group Index because the Company frequently recruits employees from outside the financial services industry, depending upon the specific skills required for the position. The Committee uses comparative data to set compensation targets that will provide executive officers with compensation that exceeds the average amounts paid to similar executives of comparable companies in years in which the Company achieves superior performance, and in the payment of compensation below the average of amounts paid to similar executives of comparable companies in years in which the Company fails to achieve superior performance. However, in certain cases the Committee also may make discretionary and subjective determinations of appropriate compensation amounts, to reflect, for example, the Company's philosophy of compensating executives for the success they achieve in managing specific enterprises. With respect to executive officers other than the Chairman, the Committee places considerable weight upon the recommendations of the Chairman and, where appropriate, the President.

THE IMPORTANCE OF OWNERSHIP

    A fundamental tenet of the Company's compensation policy is that significant equity participation creates a vital long term partnership between management/owners and other stockholders. Through the Profit Sharing Plan and various stock incentive plans, the benefits of equity ownership are extended to executive officers and employees of the Company and its subsidiaries. As of March 8, 1996, the directors, executive officers and other senior officers of the Company and its subsidiaries owned an aggregate of 46,924,369 shares and had the right to acquire an additional 4,190,871 shares upon the exercise of employee stock options which were exercisable on March 8, 1996 or within sixty days thereafter. In addition, the Profit Sharing Plan held 17,652,874 shares. These interests, exclusive of outstanding options, represented in the aggregate 37% of the outstanding capital stock of the Company. The Company intends to continue its strategy of encouraging its employees to become stockholders.

     The chart which follows this report compares changes in the Company's cumulative total returns with those of the S&P 500 Index and the Dow Jones Securities Brokerage Group Index. From December 31, 1990 through December 31, 1995 the cumulative total return of the Company's stock was 1,145 percent. By comparison, in the same period the Dow Jones Securities Brokerage Group Index grew 249 percent and the S&P 500 Index grew 115 percent. The Committee believes that the executive officers' equity participation in the Company is a meaningful factor contributing to the Company's success.

ANNUAL BASE SALARY

  The Company believes that base salary is frequently a significant factor in attracting, motivating and retaining competent and skilled executive officers. To maintain a competitive advantage, the Committee reviews base salaries of executive officers annually and generally sets the base salary of its executive officers at or near the average of the levels paid by the other companies it reviews. (See "Compensation Policies.")

VARIABLE COMPENSATION

  Corporate Executive Bonus Plan. The Corporate Executive Bonus Plan pays bonuses each year to executive officers (other than the Chairman, who is covered under an employment agreement with the Company, see "Chairman's Compensation" below) based on the Company's performance. Depending upon the Company's net revenue growth and pre-tax profit margin, the bonus plan is paid out at a percentage of each participant's bonus target. Targets are expressed as a percentage of base salary, which are determined by the Committee based on the factors discussed above (see "Compensation Policies"). The Committee sets target bonuses in the first quarter of each year based upon the recommendation of the Chairman and, where appropriate, the President. In the case of the President and the Vice Chairman, who receive all of their annual incentive compensation under the Plan, the target bonuses can be up to 300% and 100% of base salary, respectively. In the case of the remaining executive officers, who also participate in the Annual Executive Individual Performance Plan (discussed below), the target bonuses can be up to 50% of base salary. The target bonus is adjusted upward or downward, in accordance with a payout matrix adopted by the Committee at the time the target bonus is established, that will result in a payout of a multiple (or fraction) of the target bonus depending upon the Company's performance. The factors determining bonuses in the matrix are pre-tax profit margin and net revenue growth. In general, a given percentage change in pre-tax profit margin will have a greater impact on the determination of bonus payments than the same percentage change in the net revenue growth rate. In 1995, the Company achieved a pre-tax profit margin of 20 percent and net revenue growth of 33 percent. Based on this performance, executive officers received bonuses in excess of 100 percent of their target bonus amounts in 1995.

  Annual Executive Individual Performance Plan. The Annual Executive Individual Performance Plan pays bonuses to executive officers other than the Chairman, Vice Chairman and President based on a subjective determination of each such officer's individual contribution to the attainment of the Company's performance objectives, made by the Committee upon the recommendation of the Chairman and the President. In general, such recommendations are based in significant part upon such officer's success in achieving specific goals identified in such officer's business plan. The amount available for payments under the plan is determined in accordance with a matrix, adopted by the Committee in its discretion, in advance from time to time, that generates a funding amount based upon the level of the Company's net revenue growth and pretax profit margin. Although individual bonuses under the plan may vary in recognition of individual achievements, the aggregate amount of executive officer bonuses payable under the plan is based strictly on the Company's performance.

  1992 Stock Incentive Plan. In 1992, the Board of Directors approved a stock incentive plan (the "1992 Plan"), which was approved by the stockholders of the Company at the 1992 Annual Meeting and became effective on May 8, 1992. Under the 1992 Plan, stock option grants are made to executive officers by the Committee, based upon the factors discussed above (see "Compensation Policies").

  The Committee has adopted a policy of granting infrequent and large stock option awards to executive officers rather than annual, smaller grants. The Committee believes that large, but infrequent awards provide a more powerful incentive to executive officers to achieve sustained growth over the long term. The Committee intends that stock-based incentives will be the sole long term incentives payable to executive officers.

  During 1995, stock option grants were made to certain of the Company's executive officers. In addition, certain of the Company's executive officers received grants of restricted shares. To determine the size of the grants, the Company reviewed and presented to the Committee data obtained from an independent consultant concerning levels of long term compensation for executive officers of selected financial services companies and companies of comparable size, rates of growth, and/or financial returns, as well as the value of prior outstanding nonvested options. In approving an option grant of 500,000 shares to Mr. Schwab, the Committee considered data provided by an independent consultant on long term compensation for chief executive officers and used the same methodology as for other executive officers.

CHAIRMAN'S COMPENSATION

  The Company's Chairman, Charles R. Schwab, is compensated based on an employment agreement that was entered into between the Company and Mr. Schwab and approved by the stockholders, effective as of March 31, 1995 (see "Employment Agreement and Name Assignment"). Under the terms of his Employment Agreement, Mr. Schwab receives a base salary of $800,000, subject to annual increases based on increases in the Consumer Price Index. Mr. Schwab is also entitled to receive an annual bonus, the amount of which, if any, is a multiple of his base salary, calculated pursuant to a matrix adopted by the Committee, in advance from time to time, that relates the amount of the bonus to the Company's performance for the year relative to net revenue growth and pre-tax profit margin.

     The Committee believes that Mr. Schwab's leadership is a vital factor in the Company's success. The Committee believes that Mr. Schwab provides the Company with the leadership, vision and inspiration for innovation that has generated the Company's growth and superior performance, and that the Company's overall strategic direction as developed by Mr. Schwab is critical to enhancing the future long term value of the Company for its stockholders. Mr. Schwab's leadership has enabled the Company to substantially outperform both the S&P 500 Index and the Dow Jones Securities Brokerage Group over the past five year period, and has enabled the Company to achieve a price-earnings multiple greater than the S&P 500 Index. Based upon the Company's attainment in 1995 of a pre-tax profit margin of 20 percent and net revenue growth of 33 percent, which resulted in pre-tax profit for 1995 of over $277,000,000, the amount of Mr. Schwab's annual bonus for 1995, calculated pursuant to the matrix, was $8,606,000. During 1995, Mr. Schwab also received a stock option grant of 500,000 shares at $25.625, the market price on the grant date.

TAX LAW LIMITS ON EXECUTIVE COMPENSATION

  The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Code, which limits deductions for certain executive compensation in excess of $1 million. Certain types of compensation are deductible only if performance criteria are specified in detail, and payments are contingent on stockholder approval of the compensation arrangement. The Company believes that it is in the best interests of its stockholders to structure compensation plans to achieve deductibility under Section 162(m), except where the benefit of such deductibility is outweighed by the need for flexibility or the attainment of other corporate objectives. Accordingly, the Company's Corporate Executive Bonus Plan and 1992 Stock Incentive Plan were approved by the stockholders in 1994, amendments to the Company's Corporate Executive Bonus Plan were approved by the stockholders in 1995, and the Company's employment agreement with Mr. Schwab was approved by the stockholders in 1995. The Committee will continue to monitor issues concerning the deductibility of executive compensation and will take appropriate action if and when it is warranted. Since corporate objectives may not always be consistent with the requirements for full deductibility, the Committee is prepared, if it deems appropriate, to enter into compensation arrangements under which payments may not be deductible under Section 162(m); deductibility will not be the sole factor used by the Committee in ascertaining appropriate levels or modes of compensation.

                                     Compensation Committee of the Board of
                                      Directors

                                     Roger O. Walther, Chairman
                                     C. Preston Butcher
                                     Stephen T. McLin

                               PERFORMANCE GRAPH

  The following graph shows a five-year comparison of cumulative total returns for the Company's Common Stock, the S&P 500 Index and the Dow Jones Securities Brokerage Group Index, each of which assumes an initial investment of $100 and reinvestment of dividends.

            Comparison of Five Year Cumulative Total Return* Among
               The Charles Schwab Corporation, S&P 500 Index and
    Dow Jones Securities Brokerage Group Index Over Five Year Period Ended
                              December 31, 1995**


                             [GRAPH APPEARS HERE]

--------------------------------------------------------------------------------
                                            12/90 12/91 12/92 12/93 12/94 12/95
--------------------------------------------------------------------------------
The Charles Schwab Corporation              $100  $404  $350  $656  $714  $1,245
--------------------------------------------------------------------------------
Dow Jones Securities Brokerage Group Index  $100  $216  $224  $288  $255    $349
--------------------------------------------------------------------------------
S&P 500 Index                               $100  $130  $140  $155  $157    $215
--------------------------------------------------------------------------------

----------------------
 * Total return assumes reinvestment of dividends.
** Information presented as of the end of each fiscal year ended December 31.

                    EMPLOYMENT AGREEMENT AND NAME ASSIGNMENT

  The Company has entered into an employment agreement, effective March 31, 1995, with Mr. Schwab, which replaced an earlier employment agreement that expired on that date, and which was approved by the Company's stockholders. The Employment Agreement has a term of five years, and provides that as of each March 31, the term of the Employment Agreement automatically will be extended by an additional year, subject to the same terms and conditions, unless either party provides notice to the other, by that date, of an intention not to so extend the agreement.

  The Employment Agreement provides for an annual base salary of $800,000, subject to annual adjustment based on increases in the Consumer Price Index, and provides that Mr. Schwab will participate in all compensation and fringe benefit programs made available to other senior executives, including the Company's stock incentive plan, except that, in lieu of participating in the executive bonus plans, Mr. Schwab's annual bonus, if any, will be a multiple of his base salary, and will be based solely on the Company's performance for the year relative to net revenue growth and pre-tax profit margin, based on a matrix, adopted by the Committee from time to time in advance.

  The Employment Agreement also provides that certain compensation and benefits will be paid or provided to Mr. Schwab (or his immediate family or estate) in the event his employment is terminated involuntarily, other than for cause, prior to the expiration of the Employment Agreement. For these purposes, "cause" is defined as the commission of a felonious act, or willful and gross negligence or misconduct that results in material harm to the Company. Mr. Schwab's resignation following a material change in his capacities or duties at Schwab or the Company is included in the definition of "involuntary termination." If an involuntary termination is for reasons other than death, disability or for "cause," Mr. Schwab will be entitled to receive for a period of thirty-six (36) months all compensation to which he would have been entitled had he not been terminated, including his base salary and participation in all bonus, incentive and other compensation benefit plans for which he was or would have been eligible (but excluding additional grants under the Company's stock incentive plan). In addition, all outstanding, unvested awards under the Company's stock incentive plan will vest fully on the effective date of the termination. If an involuntary termination is by reason of disability, Mr. Schwab will be entitled to receive his base salary, less any payments under the Company's long term disability plan, and benefits (but not bonuses or other incentive compensation) for a period of thirty-six (36) months from such termination, and shall also receive a pro-rated portion of any bonus or incentive payments payable with respect to the year in which the disability occurs. If an involuntary termination is by reason of death, a lump sum payment will be made to Mr. Schwab's estate equal to five times his then base salary. If Mr. Schwab should voluntarily resign his employment within twenty-four (24) months of a change in control of the Company, he shall be entitled to receive a pro-rated portion of any bonus or incentive payments payable with respect to the year in which the resignation occurs.

  In addition, if Mr. Schwab's employment should terminate on account of any voluntary resignation, or on account of an involuntary termination occurring within twenty-four (24) months of a change in control of the Company, Mr. Schwab shall have the right (but not the obligation) to enter into a consulting arrangement under which he would provide certain consulting services to the Company for a period of five years, in exchange for an annual payment equal to the lesser of $1 million or 75% of his then base salary. The Employment Agreement precludes Mr. Schwab from becoming associated with any business competing with the Company for a period of five years following a voluntary resignation of employment (except that such covenant would not apply to a resignation of employment occurring within 24 months of a change in control of the Company).

  The Company and Schwab also are parties to an Assignment and License agreement with Mr. Schwab (the "Name Assignment") that was approved in July 1987 by the Company's non-employee director. Pursuant to the Name Assignment, Mr. Schwab has assigned to the Company all service mark, trademark, and trade name rights in and to Mr. Schwab's name (and variations thereon) and likeness, subject to Mr. Schwab's perpetual, exclusive, irrevocable right to use his name and likeness for any activity other than the financial services business. In addition, Mr. Schwab will be entitled to use his likeness in the financial services business, beginning immediately after any termination of his employment for some purposes (specifically, the sale, distribution, broadcast and promotion of books, videotapes, lectures, radio programs and television programs, and also financial planning, provided in the case of financial planning only that it may not be in direct competition with any business in which the Company or its subsidiaries are then engaged or plan to enter within three months) and beginning two years after any termination of his employment for all other purposes, provided that Mr. Schwab may not use his likeness in a way that causes confusion as to whether the Company is involved with goods or services actually marketed by Mr. Schwab or by third parties unrelated to the Company. Subject to the same prohibition against actual confusion of customers, Mr. Schwab at all times will be able to use his own name to identify himself but not as a service mark, trademark or trade name in the financial services business. The "financial services business" is defined in the Name Assignment as the business in which Schwab is currently engaged and any additional and related businesses in which the Company or Schwab is permitted to engage under rules and regulations of applicable regulatory agencies. The Company's right to assign or license the right to use Mr. Schwab's name and likeness are severely constrained during Mr. Schwab's lifetime.

  No cash consideration is to be paid to Mr. Schwab for the Name Assignment while he is employed by the Company or, after that employment terminates, while he is receiving compensation pursuant to an employment agreement with the Company. Beginning when all such compensation ceases, and continuing for a period of 15 years, Mr. Schwab or his estate will receive three tenths of one percent (0.3%) of the aggregate net revenues of the Company (on a consolidated basis) and those of its unconsolidated assignees and licensees that use the name or likeness. These payments may not, however, exceed $2,000,000 per year, adjusted up or down to reflect changes from the cost of living prevailing in the San Francisco Bay Area during specified months in 1987, and they will terminate if the Company and its subsidiaries cease using the name and likeness.

                         CERTAIN SEVERANCE ARRANGEMENTS

     The Company has a Change in Control Severance Plan (the "Severance Plan"), which covers the executive officers named in the Summary Compensation Table (except Mr. Schwab), and also covers other key executives. The Severance Plan provides that, if the executive is terminated other than for cause (as defined in the Severance Plan) within three years after a change in control of the Company or if the executive terminates his or her employment for good reason within such three-year period or voluntarily during the thirty-day period following the first anniversary of the change in control, the executive is entitled to receive a lump sum severance payment equal to three times the sum of his or her base salary and highest annual bonus, together with certain other payments and benefits, including continuation of employee welfare benefits. An additional payment is required to compensate the executive for any excise taxes imposed upon payments under the agreements.

                           1992 STOCK INCENTIVE PLAN

     Under the 1992 Stock Incentive Plan, non-employee directors of the Company receive an annual, automatic option grant covering shares of the Company's Common Stock. The Company has submitted for stockholder approval a proposal which increases the annual, automatic option grant to the non-employee directors of the Company. The proposal increases the option grant from 1,000 shares of Common Stock to either (a) 1,500 shares of Common Stock if the exercise price, determined as of the grant date, is $35.00 or more, or (b) 2,500 shares of Common Stock if the exercise price, determined as of the grant date, is less than $35.00.

     The following table shows information relating to the proposed increase in the automatic option grants to non-employee directors.

                               NEW PLAN BENEFITS

                                                                     1992
                                                               STOCK INCENTIVE
                                                                   PLAN (1)
                                                              ------------------
                                                              DOLLAR  NUMBER OF
NAME                                                          VALUE   UNITS (2)
----                                                          ------ -----------
Nancy H. Bechtle.............................................    *   1,500/2,500
C. Preston Butcher...........................................    *   1,500/2,500
Donald G. Fisher.............................................    *   1,500/2,500
Anthony M. Frank.............................................    *   1,500/2,500
James R. Harvey..............................................    *   1,500/2,500
Stephen T. McLin.............................................    *   1,500/2,500
Roger O. Walter..............................................    *   1,500/2,500

----------------------
 *The dollar value of stock option grants are determined on the grant date.

(1) The 1992 Plan is administered by the Compensation Committee of the Board of Directors, but the Committee has no discretion with respect to the grant of nonqualified stock options ("NSOs") to non-employee directors. Under the 1992 Plan, each non-employee director receives an annual grant of an option on shares of Common Stock. This grant is made on and as of May 15 of each year, and if May 15 is not a business day, then the grant is made on and as of the next succeeding business day. The exercise price is the fair market value of Common Stock on the date of each annual grant, and options must be exercised while the optionee is a director. (For purposes of the 1992 Plan, "fair market value" is defined as the closing price of a share of Common Stock as reported by the New York Stock Exchange Composite Transactions Index for date of grant or award, as the case may be.) Options so granted to non-employee directors are otherwise subject to all the terms and conditions of the 1992 Plan. The exercise price of an option must be equal to or greater than the fair market value of Common Stock on the date of grant. All options are nontransferable prior to the optionee's death. Each NSO is exercisable in full at all times during its term, which is 10 years from date of grant. The exercise price of an option may be paid in cash or, at the discretion of the Committee, by the surrender of shares of Common Stock or Restricted Common Stock already owned by the optionee. The Committee may also permit an optionee to pay the exercise price of an option by giving "exercise/sale" directions. If exercise/sale directions are given, a sufficient number of option shares to pay the exercise price and any withholding taxes are issued directly to Schwab which, in turn, sells these shares in the open market. Schwab remits to the Company the proceeds from the sale of these shares, and the optionee receives the remaining option shares. The Committee may also permit optionees to satisfy their withholding tax obligation upon exercise of an NSO by surrendering a portion of their option shares to the Company.

   Under the current federal income tax laws, the federal income tax consequences of awards under the Plan can be summarized as follows:

       At the time the options are granted, the award of stock options will have no federal income tax consequences to the Company or the optionee.

       Upon exercise of the option, the optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the optioned shares at the time of exercise over the exercise price. Such ordinary income will be subject to withholding tax, and the amount of ordinary income recognized by the optionee generally will be deductible by the Company in the same year that the income is recognized by the optionee. Upon any subsequent disposition of the shares, any additional gain or loss recognized by the holder generally will be capital gain or loss.

(2) Each non-employee director will receive an annual, automatic option grant of either (a) 1,500 shares of Common Stock if the exercise price, determined as of the grant date, is $35 or more, or (b) 2,500 shares of Common Stock if the exercise price, determined as of the grant date, is less than $35.

                              CERTAIN TRANSACTIONS

     Certain directors and executive officers maintain margin trading accounts with Schwab. Extensions of credit in such accounts were made in the ordinary course of Schwab's business, were made on substantially the same terms including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons, and did not involve more than the normal risk of collectibility or present other unfavorable features. To the extent any employees of the Company wish to purchase common stock in brokerage transactions, they ordinarily are required to do so through Schwab. Schwab offers its employees a 20% discount on its standard commission rates for all brokerage transactions.

            APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  The Board of Directors has selected Deloitte & Touche LLP as the Company's independent certified public accountants for the current fiscal year. Through its predecessor, Deloitte Haskins & Sells, Deloitte & Touche LLP has served as the accountants for the Company or Schwab since 1976. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement.

                             STOCKHOLDER PROPOSALS

  Director nominations, proposals and other business which stockholders wish to present at the 1997 Annual Meeting of Stockholders must be received by the Company no later than March 7, 1997.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Mary B. Templeton
                                          Mary B. Templeton
                                          Corporate Secretary

   March 22, 1996
San Francisco, California

                                                                  EXHIBIT A

                   AMENDMENT TO THE 1992 STOCK INCENTIVE PLAN

  The Compensation Committee of the Company has adopted the following amendment to Section 4.2(a) of the 1992 Stock Incentive Plan, effective upon approval of this amendment by the stockholders the Annual Meeting.

    Each Non-Employee Director shall receive an NSO covering 2,500 Common Shares for each Award Year with respect to which he or she serves as a Non-Employee Director on the grant date described in subsection (b) below; provided that the NSO shall cover 1,500 shares if the Exercise Price, determined as of the grant date, is $35 or more;

                                                                  EXHIBIT B

                   AMENDMENT TO THE ARTICLES OF INCORPORATION

  The Board of Directors has adopted the following amendments to Articles FOURTH, FIFTH, SIXTH, SEVENTH, NINTH, ELEVENTH and TWELFTH in the Articles of Incorporation, effective upon approval by the stockholders at the Annual
Meeting:

  1. By deleting paragraph A of Article FOURTH and replacing it with the following:

    (A) This Corporation is authorized to issue two classes of stock, preferred stock and common stock. The authorized number of shares of capital stock is Five Hundred Nine Million, Nine Hundred Forty Thousand (509,940,000) shares, of which the authorized number of shares of preferred stock is Nine Million, Nine Hundred Forty Thousand (9,940,000) and the authorized number of shares of common stock is Five Hundred Million (500,000,000). The stock, whether preferred stock or common stock, shall have a par value of one cent ($0.01) per share.

  2. By deleting paragraph C of Article FOURTH in its entirety.

  3. By deleting Article FIFTH and replacing it with the following:

    FIFTH. The Bylaws of the Corporation may be made, altered, amended, or repealed, and new Bylaws may be adopted, by the Board of Directors at any regular or special meeting by the affirmative vote of a majority of those directors present at any meeting of the directors; subject, however, to the right of the stockholders to alter, amend or repeal any Bylaws made or amended by the directors. Notwithstanding the foregoing, after the 1996 Annual Meeting of Stockholders, Sections 2.06, 2.10, 3.02, 3.05, 3.06 and
  8.04 of the Corporation's Bylaws may not be amended, altered or repealed, nor may any provision inconsistent with such Sections be adopted, except by the affirmative vote of the holders of no less than 80% of the total voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

  4. By deleting Article SIXTH and replacing it with the following:

    SIXTH.

    (A) Number, Election and Terms. Except as otherwise fixed by or pursuant to the provisions of Article FOURTH hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of the directors of the Board of the Corporation shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies. Commencing with the 1996 annual meeting of stockholders, the directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as is reasonably possible, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1997, the second class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1998, and the third class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1999, with each director to hold office until his or her successor is duly elected and qualified. At each annual meeting of the stockholders of the Corporation, commencing with the 1997 annual meeting, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election, with each director to hold office until his or her successor shall have been duly elected and qualified.

    (B) Stockholder nomination of director candidates. Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in the Bylaws of the Corporation.

    (C) Vacancies. Subject to applicable law and except as otherwise provided for in or fixed by or pursuant to the provisions of Article FOURTH hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Board of Directors of the Corporation shall shorten the term of any incumbent director.

    (D) Removal. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of 80% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

  5. By deleting Article SEVENTH and replacing it with the following:

    SEVENTH. Elections of directors shall be by written ballot.

  6. By deleting Article NINTH and replacing it with the following:

    NINTH. No stockholder shall be entitled to cumulate votes (i.e., cast for any nominee for election to the Board of Directors of the Corporation a number of votes greater than the number of the stockholder's shares).

  7. By renumbering Article ELEVENTH as Article TWELFTH and adding the following as Article ELEVENTH:

    ELEVENTH. Except as otherwise fixed by or pursuant to the provisions of Article FOURTH hereof relating to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation with respect to such class or series of stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such stockholders.

  8. By deleting the word "ELEVENTH" from paragraph A of newly renumbered Article TWELFTH and replacing it with the word "TWELFTH" and by deleting the phrase "this Article ELEVENTH or Article TENTH" from paragraph B of newly renumbered Article TWELFTH and replacing it with "this Article TWELFTH or Articles FIFTH, SIXTH, NINTH, TENTH and ELEVENTH".

  RESOLVED FURTHER, that at any time prior to the filing of the amendments with the Delaware Secretary of State and notwithstanding authorization of the proposed amendments by the stockholders of the Corporation, the Board may abandon such proposed amendments without further action by the stockholders.

                                                                  EXHIBIT C

                          CONFORMING BYLAW AMENDMENTS

  The Board of Directors has adopted the following amendments to following Sections 2.10, 3.02, 3.05 and 3.06 of the Bylaws, effective upon approval of the Amendments to the Articles of Incorporation by the stockholders at the Annual Meeting:

  1. By deleting newly renumbered Section 2.10 and replacing it with the following:

    Section 2.10. No Stockholder Action by Written Consent. Except as otherwise fixed by or pursuant to the provisions of Article FOURTH of the Certificate of Incorporation relating to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation with respect to such class or series of stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such stockholders.

  2. By deleting Section 3.02 and replacing it with the following:

    Section 3.02. Number, Election and Terms. Except as otherwise fixed by or pursuant to the provisions of Article FOURTH of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of the directors of the Board of the Corporation shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies. Commencing with the 1996 annual meeting of stockholders, the directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as is reasonably possible, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1997, the second class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1998, and the third class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1999, with each director to hold office to hold office until his or her successor is duty elected and qualified. At each annual meeting of the stockholders of the Corporation, commencing with the 1997 annual meeting, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election, with each director to hold office until his or her director shall have been duly elected and qualified.

  3. By deleting Section 3.05 and replacing it with the following:

    Section 3.05. Removal. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of 80% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

  4. By deleting Section 3.06 and replacing it with the following:

    Section 3.06. Vacancies. Subject to applicable law and except as otherwise provided for in or fixed by or pursuant to the provisions of Article FOURTH of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Board of Directors of the Corporation shall shorten the term of any incumbent director.

                                                                  EXHIBIT D

                         OTHER RELATED BYLAW AMENDMENTS

  The Board of Directors has adopted the following amendments to Sections 1.01, 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 3.03, 3.10 and 8.04 of the
Bylaws, effective on May 6, 1996:

  1. By deleting Section 1.01 and replacing it with the following:

    Section 1.01. Registered Office. The registered office of The Charles Schwab Corporation (the "Corporation") in the State of Delaware shall be at 1209 Orange Street, Wilmington, Delaware, and the name of the registered agent at that address shall be the Corporation Trust Company.

  2. By deleting the phrase ", and shall be called by the Chairman of the Board at the request in writing of a person or persons holding, directly or indirectly, not less than 25% of the votes entitled to be cast for the election of directors at the time any such determination is being made" from the first sentence of Section 2.02.

  3. By deleting Section 2.03 and replacing it with the following:

    Section 2.03. Place of Meeting. The Board of Directors, the Chairman of the Board, or a committee of the Board, as the case may be, may designate the place of meeting for any annual meeting or for any special meeting of the stockholders called by the Board of Directors, the Chairman of the Board, or a committee of the Board. If no designation is so made, the place of meeting shall be the principal office of the Corporation.

  4. By deleting Section 2.04 and replacing it with the following:

    Section 2.04. Notice of Meeting. Written or printed notice, stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered by the Corporation not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation. Such further notice shall be given as may be required by law. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present in accordance with Section 8.02 of these Bylaws. Any previously scheduled meeting of the stockholders may be postponed, and (unless the Certificate of Incorporation otherwise provides) any special meeting of the stockholders may be canceled, by resolution of the Board upon public notice given prior to the date previously scheduled for such meeting of stockholders.

  5. By deleting the title of Section 2.05 and replacing it with the following title:

    Section 2.05. Quorum and Adjournment.

  6. By deleting the third sentence of Section 2.05 and replacing it with the following:

    The Chairman of the meeting or a majority of the shares so represented may adjourn the meeting from time to time, whether or not there is such a quorum. No notice of the time and place of adjourned meetings need be given except as required by law.

  7. By renumbering Sections 2.06, 2.07, 2.08 and 2.09 as Sections 2.07, 2.08,
2.09 and 2.10 and adding the following after Section 2.05:

    Section 2.06. Notice of Stockholder Business and Nominations.

      (a) Annual Meetings of Stockholders. (i) Nominations of persons for election to the Board and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Corporation's notice of meeting, (B) by or at the direction of the Board or (C) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Bylaw, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw.

      (ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph
    (a)(i) of this Bylaw, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of (a) the 60th day prior to such annual meeting, or (b) the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (2) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

      (iii) Notwithstanding anything in the second sentence of paragraph
    (a)(ii) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

      (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board or (ii) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Bylaw, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (a)(ii) of this Bylaw shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

      (c) General. (i) Only such persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

      (ii) For purposes of this Bylaw, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

      (iii) Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

  8. By deleting the phrases "need not be by ballot, unless so directed by the chairman of the meeting." and "on a vote by ballot" from the fourth and fifth sentences, respectively, of newly renumbered Section 2.07(c) and replacing such with "shall be by ballot and".

  9. By adding the following to the end of newly renumbered Section 2.07(c):

    The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

  10. By deleting Section 3.03 and replacing it with the following:

    Section 3.03. Procedure for Election of Directors; Required Vote. Election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot, and, except as otherwise fixed by or pursuant to the provisions of Article FOURTH of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, a plurality of the votes cast thereat shall elect directors.

  11. By deleting the second sentence of Section 3.10 and replacing it with the following:

    Notice of any special meeting of directors shall be given to each director at his business or residence in writing by hand delivery, first-class or overnight mail or courier service, telegram or facsimile transmission, or orally by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five (5) days before such meeting. If by telegram, overnight mail or courier service, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company or the notice is delivered to the overnight mail or courier service company at least twenty-four (24) hours before such meeting. If by facsimile transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least twelve (12) hours before such meeting. If by telephone or by hand delivery, the notice shall be given at least twelve (12) hours prior to the time set for the meeting.

  12. By deleting the words "and shall be called by the President or the Secretary on the written request of two directors" from the first sentence of
Section 3.10.

  13. By deleting Section 8.04 and replacing it with the following:

  Section 8.04. Amendments. These Bylaws may be altered, amended or repealed at any meeting of the Board or of the stockholders, provided notice of the proposed change was given in the notice of the meeting and, in the case of a meeting of the Board, in a notice given not less than two days prior to the meeting; provided, however, that, in the case of amendments by stockholders, notwithstanding any other provisions of these Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, the Certificate of Incorporation of these Bylaws, the affirmative vote of the holders of at least 80% of the total voting power of all the then outstanding shares of Voting Stock of the Corporation, voting together as a single class, shall be required to alter, amend or repeal this Section 8.04 or any provision of Sections 2.06, 2.10, 3.02, 3.05 and 3.06 of these Bylaws.

                                                                NOTICE
                                                                  OF
                                                                ANNUAL
                                                             STOCKHOLDERS
                                                                MEETING
                                                                  AND
                                                                 PROXY
                                                               STATEMENT
                                                               ---------
                                                                  1996


                                                             -----------
                                                                 The
                                                               Charles
                                                               Schwab
                                                             Corporation
                                                             -----------
CRS 10377 (3/96)

         DIRECTION TO PURCHASING AGENT, CHARLES SCHWAB PROFIT SHARING
                       AND EMPLOYEE STOCK OWNERSHIP PLAN


To: Bankers Trust Company of California, N.A.

    I direct you as Purchasing Agent of the Charles Schwab Profit Sharing and Employee Stock Ownership Plan to vote (in person or by proxy) as I have indicated on the reverse side all shares of The Charles Schwab Corporation stock allocated to my ESOP account or in which I have a proportionate interest under my Profit Sharing and/or Salary Deferral 401(k) accounts at the Annual Meeting of Stockholders of The Charles Schwab Corporation on May 6, 1996. You may vote according to your discretion (or that of the proxy holder) on any other matter that may properly come before the meeting.

                                         Your vote is important! Please sign and
                                         date on the reverse and return promptly
                                         in the enclosed postage-paid envelope
                                         to Bankers Trust Company, Box 1997
                                         G.P.O., New York, N.Y. 10116-1997 so
                                         that your shares can be represented at
                                         the meeting.


            (Continued and to be signed and dated on reverse side.)

(Continued from reverse side)   [X] Please mark votes as in this example.

    I have checked the appropriate boxes below. If I return this card without marking my specific choice in the boxes below, you will vote "For" the proposals. The Board of Directors recommends a vote "FOR" the following proposals.

    1. Election of Directors

    Nominees: Charles R. Schwab, Lawrence J. Stupski, David S. Pottruck,
              Nancy H. Bechtle, C. Preston Butcher, Donald G. Fisher, Anthony M. Frank, James R. Harvey, Stephen T. McLin, and Roger O. Walther.

    [ ] FOR all nominees        [ ] WITHHELD from all nominees

    [ ] FOR, except vote withheld from the following nominee(s):


    -------------------------------------------------------------------------


    2. Approval of an increase in the authorized number of shares of Common Stock.

       [ ] FOR               [ ] AGAINST               [ ] ABSTAIN


    3. Approval of Amendment to the 1992 Stock Incentive Plan.

       [ ] FOR               [ ] AGAINST               [ ] ABSTAIN


    4. Approval of Amendments to the Certificate of Incorporation.

       [ ] FOR               [ ] AGAINST               [ ] ABSTAIN


                                           Dated                       , 1996
                                                 ----------------------


                                           ----------------------------------
                                                       Signature
                                              Please sign exactly as name
                                                    appears hereon.